UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2006

SAFARI ASSOCIATES INC.
(Name of small business in its charter)

Utah	0-30215	87-9369569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12753 Mulholland Dr, Beverly Hills, Ca	90210
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number:   (310) 733-0879

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On April 12, 2006, the Honorable Judge Himonas of the Third Judicial District Court in Salt Lake City Utah ordered an annual meeting of the shareholders of the Company pursuant to Section 16-10a-703 of the Utah Revised Business Corporation Act. This meeting acted as the annual meeting of shareholders.

On April 24, 2006 the annual meeting of shareholders took place. Approximately 776,833 shares held by the shareholders of record were present, constituting 100% of the quorum for the annual shareholder meeting. Approximately 84.8% of the quorum present voted in favor of and adopted the following resolutions:

•	the current officers and Board of Directors of the Company as of April 24, 2006 were removed;
•	the number of Directors of the Company were fixed at three (3);
•	Lillian Berger, Zirk Engelbrecht and Patrick R. Day were elected as Directors of the Company.

Subsequently, the following officers were appointed: Zirk Engelbrecht was appointed as President and Treasurer of the Company; Lillian Berger was appointed as Secretary of the Company.

The following table sets forth the names and positions of the current officers and directors of the Company.  The Company has not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. All such applicable functions have been performed by the Board of Directors as a whole.

The directors and executive officers currently serving the Company are as follows:

NAME	AGE	POSITION
Zirk Engelbrecht	49	President, Treasurer and Director
Lillian Berger	71	Secretary and a Director since 1986
Patrick R. Day	21	Director

Directors will be elected for one-year terms at the annual stockholders’ meeting.  Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.  There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company’s board.   There are also no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company’s affairs.

Biographical Information

ZIRK ENGELBRECHT- President/Treasurer/Director - Mr. Engelbrecht holds a degree in Mechanical Engineering. Mr. Engelbrecht has extensive experience with public companies in South Africa and the United States and has overseen the venture capital phase and public registration of numerous public companies since 1994.

LILLIAN BERGER - Secretary/Director- She has been an officer and director of the Company since 1986. She graduated from Hunter College in June, 1951, Phi Beta Kappa and Cum Laude. Her major at Hunter College was economics and she was president of the Economics Society. She holds a Common Branches License in the state of New York as to teach up to the eighth grade. She taught in the New York City Public School system from September, 1952 to June, 1957.Thereafter, she taught in the Port Chester New York Public School system from September 1967 to June 1986. She then retired and has worked as a substitute teacher and school aid at different times to date. She is the wife of Morton Berger, the president of the Company.

PATRICK R. DAY - Director - Patrick has attended the University of Utah for two years studying political science as a platform to law school. He has been employed by American Registrar & Transfer Company for seven years and has spent the last three years as Account Manager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFARI ASSOCIATES INC.

By: /s/ Izak Zirk Englebrecht

Date: May 11, 2006

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